EXHIBIT 10.1
TIME SHARING AGREEMENT

    This Time Sharing Agreement (the “Agreement”), is made and entered into this [ ] day of [ ], 20[ ], by and between American Express Travel Related Services Company, Inc., (“AETRSC”), and [ ] (“User”).

WITNESSETH:

    WHEREAS, AETRSC, a wholly-owned subsidiary of American Express Company (“American Express”), owns and operates the aircraft (collectively, the “Aircraft”) listed on Schedule A with flight crew for use by employees and directors of American Express and its subsidiaries in accordance with Part 91 of the Federal Aviation Regulations (“FARs”) and American Express’ policy regarding the use of corporate aircraft and other applicable policies (the “Policies”); and

    WHEREAS, in accordance with the Policies, certain employees and directors are permitted to use the Aircraft on a limited basis for certain personal travel (as determined in accordance with the rules and interpretations of the Securities and Exchange Commission (the “SEC”)) (“Personal Flights”); and

    WHEREAS, User and AETRSC agree that User shall lease the Aircraft with flight crew from AETRSC pursuant to and in accordance with this Agreement and the Policies on a non-exclusive time-sharing basis in accordance with §91.501 of the FARs.

    NOW THEREFORE, for the good and valuable consideration set forth herein, the parties hereby agree as follows:

1.    Personal Use Amount. User shall lease the Aircraft with flight crew from AETRSC pursuant to and in accordance with this Agreement for all of User’s remaining Personal Flights during any one calendar year after the aggregate value of User’s Personal Flight in such calendar year equals $[ ] (as such flights and amount are determined under the rules and interpretations of the SEC).

2.    Provision of Aircraft and Crew. Subject to Aircraft availability, AETRSC agrees to provide to User the Aircraft and flight crew on a time sharing basis in accordance with the provisions of FAR Part 91, including §§ 91.501(b)(6), 91.501 (c)(1) and 91.501(d) of the FARs. AETRSC shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement. If AETRSC is no longer the operator of any of the Aircraft, Schedule A shall be deemed amended to delete any reference to such Aircraft and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft identified thereon, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. If AETRSC becomes the operator of any aircraft not listed on Schedule A hereto, Schedule A shall be modified to include such aircraft as an Aircraft covered by this Agreement,

1

and thereafter this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft identified thereon, if any.

3.    Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party. This Agreement shall terminate immediately in the event that User is no longer an employee or director of American Express. Notwithstanding the foregoing, any provisions directly or indirectly related to User’s payment obligations for flights completed prior to the date of termination and the limitation of liability provisions in Section 11 shall survive the termination of this Agreement.

4.    Reimbursement of Expenses. For each flight conducted under this Agreement, User shall pay AETRSC an amount (as determined by AETRSC) equal to the actual expenses of operating such flight (to include non-occupied legs needed for positioning the Aircraft), not to exceed the sum of the following expenses as permitted pursuant to FAR 91.501(d):

(a)    Fuel, oil, lubricants, and other additives;
(b)    Travel expenses of the crew, including food, lodging, and ground transportation;
(c)    Hangar and tie-down costs away from the Aircraft’s base of operation;
(d)    Insurance obtained for the specific flight as per section 8(b);
(e)    Landing fees, airport taxes, and similar assessments;
(f)    Customs, foreign permit, and similar fees directly related to the flight;
(g)    In-flight food and beverages;
(h)    Passenger ground transportation;
(i)    Flight planning and weather contract services; and
(j)    An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (a) above.

5.    Invoicing and Payment. All payments to be made to AETRSC by User hereunder shall be paid in the manner set forth in this Section 5. AETRSC will pay, or cause to be paid, all expenses related to the operation of the Aircraft hereunder in the ordinary course. Within 30 days of the end of each trip, AETRSC shall provide or cause to be provided to User an invoice showing all personal use of the Aircraft by User pursuant to this Agreement during that trip and a complete accounting detailing all amounts payable by User pursuant to Section 4 for that trip (plus applicable domestic or international air transportation excise taxes, and any other fees, taxes or charges assessed on passengers by and remitted to a government agency or airport authority). User shall pay all amounts due under the invoice in a manner reasonably acceptable to AETRSC not later than 30 days after receipt thereof. In the event AETRSC has not received supplier invoices for reimbursable charges relating to such flight prior to such invoicing, AETRSC shall issue supplemental invoice(s) for such charge(s) to User, and User shall pay each supplemental invoice within 30 days after receipt thereof.

2

6.    Flight Requests. User shall provide the Flight Operations Dispatch Office of AETRSC with flight requests for User’s personal travel to be undertaken pursuant to this Agreement and proposed flight schedules as far in advance of User’s desired departure as possible, and at least 24 hours prior to User’s planned departure or as may be required by law. The advanced notice requirement in this Section 6 may be waived by AETRSC in its discretion. All flight requests for travel under this Agreement shall be in accordance with all reasonable policies established by AETRSC. Flight requests shall be in a form, whether oral or written, mutually convenient to and agreed upon by the parties. AETRSC shall have sole and exclusive authority over the scheduling of the Aircraft. AETRSC shall not be liable to User or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason. In addition to requested schedules and departure times, User shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as required by AETRSC or its flight crew:

(a)    departure point;
(b)    destination;
(c)    date and time of flight;
(d)    number and identity of anticipated passengers;
(e)    nature and extent of luggage and/or cargo expected to be carried;
(f)    date and time of return flight, if any; and
(g)    any other information concerning the proposed flight that may be pertinent to or required by AETRSC, its flight crew, or governmental entities.

Subject to Aircraft and crew availability, AETRSC shall use its good faith efforts, consistent with its approved policies, to accommodate User’s needs and avoid conflicts in scheduling. Although every good faith effort shall be made to avoid its occurrence, any flights scheduled under this Agreement are subject to cancellation by either party without incurring liability to the other party. In the event of a cancellation, the canceling party shall provide the maximum notice reasonably practicable.

7.    Operational Authority and Control. AETRSC shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights under this Agreement, and shall retain full authority and control, including exclusive operational control and exclusive possession, command and control of the Aircraft for all flights under this Agreement. AETRSC shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement and included on the insurance policies that AETRSC is required to maintain hereunder. In accordance with applicable FARs, the qualified flight crew provided by AETRSC will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation

3

of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. User specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition that in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action that in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to User or any other person for loss, injury, damage or delay. AETRSC’s operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by AETRSC and FAR Part 91.

8.    Aircraft Maintenance. AETRSC shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification and shall take such requirements into account in scheduling the Aircraft hereunder, including but not limited to compliance with applicable airworthiness directives and service bulletins. Performance of maintenance, preventative maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command. In the event that any non-standard maintenance is required during the term and will interfere with User’s requested or scheduled flights, AETRSC, or AETRSC’s pilot-in-command, shall notify User of the maintenance required, the effect on the ability to comply with User’s requested or scheduled flights and the manner in which the parties will proceed with the performance of such maintenance and conduct of such flights(s). In no event shall AETRSC be liable to User or any other person for loss, injury or damage occasioned by the delay or failure to furnish the Aircraft under this Agreement, whether or not maintenance-related.

9.    Insurance.
    (a)    AETRSC, at its expense, will maintain or cause to be maintained in full force and effect throughout the Term of this Agreement an aviation liability and hull insurance policy including: (i) aviation liability insurance against bodily injury and property damage claims arising out of the use of the Aircraft in an amount not less than $250,000,000 for each occurrence; and (ii) hull insurance for the Aircraft in amounts determined by AETRSC at its sole discretion. The aviation liability coverage shall include User as an additional insured and include a severability of interest provision providing that the insurance shall apply separately to each insured against whom a claim is made, except as respects the limits of liability. The aviation liability and hull insurance coverage shall include provisions whereby the insurer(s) waive all rights of subrogation they may have

4

or acquire against User and shall permit the use of the Aircraft by AETRSC for compensation or hire as provided in §91.501 of the FARs.

    (b)    AETRSC shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as User may reasonably request. User acknowledges that any trips scheduled to areas not currently covered by existing policies may require AETRSC to purchase additional insurance to comply with applicable regulations, and AETRSC shall be required to maintain or cause to be maintained such additional insurance. The cost of all flight-specific insurance shall be borne by User as provided in Section 4(d).

10.    Use of Aircraft. User warrants that:
(a)    He has all necessary powers to enter into the transactions contemplated in this Agreement and has taken actions required to authorize and approve this Agreement;

(b)    He will use the Aircraft under this Agreement for and only for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage;

(c)    He will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his actions or inactions, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or AETRSC’s rights hereunder or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(d)    During the Term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft by the lessee under a time sharing arrangement and all applicable policies of AETRSC.

11.    Limitation of Liability. NEITHER AETRSC (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.

5

    NOTWITHSTANDING ANY OTHER PROVISION HEREIN, IN NO EVENT SHALL AETRSC, ITS DIRECT OR INDRECT SUBSIDIARIES, AFFILIATES, AGENTS, EMPLOYEES OR REPRESENTATIVES BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO USER, HIS EMPLOYEES, AGENTS OR GUESTS FOR ANY INDIRECT, INCIDENTAL, SPECULATIVE, SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF WHETHER IT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE.

    The provisions of this Section 11 shall survive the termination or expiration of this Agreement.

12.    Base of Operations. For purposes of this Agreement, the base of operation of the Aircraft is Stewart International Airport, Newburgh, New York, provided that such base may be changed at AETRSC’s sole discretion upon notice from AETRSC to User.

13.    Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 6) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by facsimile or electronic mail (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), or by a reputable overnight courier service, addressed as follows:

If to AETRSC:	American Express Travel Related Services Company, Inc.
Attn: VP of Aviation
1 Express Drive
Newburgh, New York 12550
Phone: [ ]
E-mail: [ ]

If to User:	[ ]
c/o American Express Company
200 Vesey Street
New York, New York 10285
Phone: [ ]
Email: [ ]

6

    or to such other person or address as either party may from time to time designate in writing to the other party.

14.    Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein. There are no third-party beneficiaries of this Agreement.

15.    Further Acts. AETRSC and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective right and remedies of the other party.

16.    Successors and Assigns. User shall not have the right to assign, transfer or pledge this Agreement. AETRSC may assign, transfer or pledge this Agreement upon notice to User. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise provided herein, their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.

17.    Taxes. User shall be responsible for paying, and AETRSC shall be responsible for collecting from User and paying over to the appropriate authorities, all applicable Federal excise taxes imposed under IRC §4261 and all sales, use and other excise taxes imposed by any authority in connection with the use of the Aircraft by User hereunder.

18.    Governing Law and Consent to Jurisdiction. This Agreement shall be governed by the law of the State of New York without regard to its choice of law principles, other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in New York, New York, in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

19.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

7

20.    Amendment or Modification. This Agreement may be amended, modified or terminated only in writing duly executed by the parties hereto.

21.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. Each party may transmit its signature by facsimile, and any faxed counterpart of this Agreement shall have the same force and effect as a manually-executed original.

22.    Truth-in-Leasing Compliance. AETRSC, on behalf of User, shall (i) deliver a copy of this Agreement to the Federal Aviation Administration, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125 within 24 hours of its execution, (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight, and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.

23.    TRUTH-IN-LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS.

THE AIRCRAFT LISTED ON SCHEDULE A ATTACHED HERETO HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT OR, IF THE AIRCRAFT ARE LESS THAN 12 MONTHS OLD, SINCE NEW. AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., 1 EXPRESS DR., NEWBURGH, NY 12550, CERTIFIES THAT ALL OF THE AIRCRAFT LISTED ON SCHEDULE A ATTACHED HERETO ARE COMPLIANT WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 91 FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. ALL OF THE AIRCRAFT LISTED ON SCHEDULE A ATTACHED HERETO WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

DURING THE DURATION OF THIS AGREEMENT, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., 1 EXPRESS DR., NEWBURGH, NY 12550, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF ALL OF THE AIRCRAFT UNDER THIS AGREEMENT.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE

8

OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH-IN-LEASING REQUIREMENTS” ATTACHED HERETO IN SCHEDULE B ARE INCORPORATED HEREIN BY REFERENCE.

THE UNDERSIGNED, AS A DULY AUTHORIZED OFFICER OF AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., 1 EXPRESS DR., NEWBURGH, NY 12550, CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF ALL OF THE AIRCRAFT LISTED ON SCHEDULE A ATTACHED HERETO AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

[SIGNATURES ON THE FOLLOWING PAGE]

9

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written. The persons signing below warrant their authority to sign.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		[USER]
By:	_________________________________	_________________________________
Name:	_________________________________
Title:	_________________________________
A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder.

10

SCHEDULE A

[Schedule of aircraft subject to time-sharing agreement omitted pursuant to Item 601(a)(5) of Regulation S-K. Such schedules and exhibits will be furnished to the SEC upon request.]

11

SCHEDULE B

INSTRUCTIONS FOR COMPLIANCE
WITH “TRUTH-IN-LEASING” REQUIREMENTS

1.    Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.    Telephone or fax the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.    Carry a copy of the lease in the aircraft at all times.

12